AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Nuveen Open-End Investment Companies

As Listed on Schedule A to the Agreement

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of this 27th day of November, 2018 to be effective November 27, 2018 (“Effective Date”), between each of the Nuveen Open-End Investment Companies, as listed on Schedule A to the Agreement (collectively, the “Funds”) and DST Asset Manager Solutions, Inc. (the “Transfer Agent”). I accordance with Section 16.l (Amendment) and Section 17 (Additional Portfolios/Funds) of the Transfer Agency and Service Agreement dated May 11, 2012, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of the Effective Date.

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “November 27, 2018 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this November 27, 2018 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this November 27, 2018 Amendment to be executed by a duly authorized officer on one or more counterparts as of the latest date of signature provided below.

EACH OF THE NUVEEN FUNDS, AS LISTED ON SCHEDULE A		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Tina M. Lazar	By:	/s/ Rahul Kanwar

Print:	Tina M. Lazar	Print:	Rahul Kanwar

Title:	Vice President	Title:	Authorized Representative

Date:	12/06/18	Date:	December 12, 2018
As an Authorized Officer on behalf of each Of the Funds indicated on Schedule A

SCHEDULE A

Nuveen Open-End Funds

Effective November 27, 2018

1.	NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

2.	NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

3.	NUVEEN MULTISTATE TRUST II

Nuveen California High Yield Municipal Bond Fund

Nuveen California Intermediate Municipal Bond Fund

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

4.	NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

5.	NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

SCHEDULE A

Nuveen Open-End Funds

Effective November 27, 2018

6.	NUVEEN INVESTMENT TRUST

Nuveen Equity Market Neutral Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

7.	NUVEEN INVESTMENT TRUST II

Nuveen Emerging Markets Equity Fund

Nuveen Equity Long/Short Fund

Nuveen International Growth Fund

Nuveen NWQ International Value Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Winslow International Large Cap Fund*

Nuveen Winslow International Small Cap Fund

Nuveen Winslow Large-Cap Growth Fund

8.	NUVEEN INVESTMENT TRUST III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

9.	NUVEEN INVESTMENT TRUST V

Nuveen Global Real Estate Securities Fund

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Gresham Managed Futures Strategy Fund

Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities and Income Fund

Nuveen Multi-Asset Income Fund

10.	NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

SCHEDULE A

Nuveen Open-End Funds

Effective November 27, 2018

11.	NUVEEN INVESTMENT FUNDS, INC.

Nuveen Core Bond Fund

Nuveen Core Plus Bond Fund

Nuveen Dividend Value Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Fond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Bond Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

12.	NUVEEN STRATEGY FUNDS, INC.

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

Nuveen Strategy Growth Allocation Fund

*	Expected live date on or about December 12, 2018